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                                                                  EXHIBIT 10.12

                              SETTLEMENT AGREEMENT
                               AND MUTUAL RELEASE


         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") made and entered into by and between BRUCE S. ADELSTEIN ("Adelstein") and OLYMPIC STEEL, INC. (an Ohio corporation, which together with its subsidiaries, divisions and affiliated corporations is collectively referred to as "OSI") evidences the following agreements:

         WHEREAS, Adelstein was employed by OSI as Vice President - Operations and currently serves as a Director of OSI; and

         WHEREAS, on or about August 29, 1997, OSI terminated the employment of Adelstein; and

         WHEREAS, on or about December 15, 1997, Adelstein filed suit in the Cuyahoga County Court of Common Pleas against OSI and Michael Siegal, the same being entitled "Bruce S. Adelstein v. Olympic Steel, Inc., et al." and known as case number 345272 alleging, among other claims, wrongful breach of his employment contract and breach of fiduciary duty (hereinafter the "Litigation"); and

         WHEREAS, OSI and Siegal have expressly and continuously denied the validity and merit of each claim that has been asserted by Adelstein; and

         WHEREAS, it is deemed prudent and advisable to avoid the uncertainty and burden of further litigation and to settle and forever resolve disputes and claims that Adelstein claims or may claim in the future on account of or in connection with any acts or omissions of OSI and/or Michael Siegal or any of its or their privies, prior to the date of this Agreement in connection with or arising out of Adelstein's employment with OSI and disputes and claims that OSI and/or Siegal claims or may claim in the future on account of or in connection with any acts or omissions of Adelstein prior to the date of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. RESIGNATION. Simultaneously with the execution of this Agreement, Adelstein shall deliver to the Secretary of OSI his written resignation as a director of OSI effective as of the date hereof. Said resignation shall be in the form of Exhibit "A" attached. By executing this Agreement, Adelstein acknowledges that he ceased to be an officer or employee of OSI

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as of August 29, 1997. In addition, Adelstein covenants and agrees to resign as an officer, director and/or employee of all OSI subsidiaries, divisions and affiliates effective as of the date of this Agreement. Simultaneously with the execution of this Agreement, Adelstein shall also deliver his written resignation as a Trustee of OSI's profit sharing and 401(k) plans (hereinafter the "Plans"). Said resignation shall be in the form of Exhibit "B" attached and will be effective as of the date hereof.

         2. INDEMNITY. OSI will indemnify and hold harmless Adelstein from and against any loss, cost, liability, charge, expenses, claim, demand, or cause of action resulting from, relating to or arising out of Adelstein's actions or inactions as a Trustee of the Plans. OSI further confirms that, subject to the terms therein set forth, Adelstein shall be entitled to the benefit of Article V of the Code of Regulations of OSI providing for indemnity and defense of a former employee, officer and director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding.

         3. PAYMENT OF FUNDS TO ADELSTEIN.

         a. Eight (8) days after the execution and delivery of this Agreement, provided the same has not been revoked in writing by Adelstein as provided in paragraph 15 of this Agreement, OSI agrees to pay Adelstein the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), payable as follows:

                  (1) At the expiration of the revocation period stated herein, One Hundred Seventy-Five Thousand Dollars ($175,000.00);

                  (2) On July 1,1998, One Hundred Twenty-Five Thousand Dollars ($125,000.00);

                  (3) On January 1, 1999, One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00);

                  (4) On July 1, 1999, One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00);

                  (5) On January 1, 2000, One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00); and

                  (6) A final payment on July 1, 2000, One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00);


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and, in the event Adelstein shall die prior to receipt of full payment hereunder, the unpaid installments shall be paid to Adelstein's wife, Cindy, if living, otherwise to the executor or administrator of his estate.

                  b. Adelstein understands and agrees that OSI will withhold federal, state and local income taxes from the installment payments due hereunder as well as any other amounts required by law.

         4. FORGIVENESS OF CLAIMS BV OSI. In addition to the consideration stated in paragraph 3 above, OSI hereby forgives any claims against Adelstein for receivables owed OSI, Adelstein's personal cellular telephone charges which have been paid by OSI, Adelstein's car allowance advance, Adelstein's travel allowance advance and the unamortized balance, if any, of the insurance premium of the life insurance policy referred to in paragraph 5 on Adelstein's life.

         5. LIFE INSURANCE. Simultaneously with the execution of this Agreement, OSI agrees to assign to Adelstein all of its right, title and interest, if any, in a certain life insurance policy on Adelstein's life issued by the Metropolitan Life Insurance Company in the face amount of Five Million Dollars ($5,000,000), which policy expired on December 31, 1997, the same being policy number 960-150-024A. From and after December 31, 1997, Adelstein shall be responsible for all future premiums on said policy.

         6. TERMINATION OF RELATIONSHIP. Adelstein agrees that this Agreement completely and irrevocably terminates his employment relationship with OSI and expressly waives and relinquishes any claim for reinstatement or rehire either on a preferential basis or otherwise.

         7. MEDICAL BENEFITS/RETIREMENT PLAN BENEFITS. Adelstein acknowledges that he is currently participating in OSI's comprehensive health care insurance programs or plans at Adelstein's cost as authorized under COBRA. Adelstein shall be permitted to continue participating in said programs or plans as provided by law. OSI agrees to cooperate with Adelstein, to do all things reasonably necessary, consistent with the terms of the Plans and the law, and to encourage the administrator and trustee thereof to facilitate and expedite Adelstein's withdrawal and/or "rollover" of all benefits to which he is entitled under the Plans and under any other employee pension benefit plan at any time sponsored by OSI.

         8. REPRESENTATION OF ADELSTEIN/OSI. Adelstein represents and warrants to OSI that during the thirty months prior to the termination of his employment with OSI he has not knowingly taken or omitted to take any action upon which a material Business Related Claim, as defined herein, could be asserted against OSI. A "Business Related Claim" shall mean and refer to a claim asserted against OSI prior to March 1, 2000 (a) by any past or current employee alleging a violation of any federal or state anti-discrimination laws or (b) by persons not employed by OSI, by business entities which are not subsidiaries or affiliates

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of OSI or by any governmental agency, which claim is based solely upon acts or omissions of Adelstein effected without the actual knowledge and participation of any other executive officer or director of OSI who is employed by OSI on the date of this agreement and no other claims. A claim shall be a "Business Related Claim" only if the amount thereof is in excess of $50,000 (the "Minimum Amount") exclusive of claims for exemplary damages, interest, penalties, attorney fees or costs and then only if the relevant statute of limitations has not expired at the time such claim is asserted. A claim shall cease to be a Business Related Claim at such time as the relevant statute of limitations has expired if prior thereto suit has not been commenced against OSI on such claim. A claim for which OSI maintained insurance coverage under which OSI, without regard to deductibles or co-insurance provisions, would be entitled to indemnity against loss or liability shall not constitute a Business Related Claim except to the extent such insurance coverage would be substantially impaired by the release of Adelstein pursuant to this Agreement or to the extent of any deductible or co-insurance (if such amount exceeds the Minimum Amount). A claim which is based upon an act or omission of Adelstein as a member of the Board of Directors of OSI or as a Trustee or Co-Trustee of an employee benefit plan sponsored or maintained by OSI, shall not constitute a Business Related Claim.

         OSI shall give Adelstein written notice of the assertion of any claim which is or could be deemed to be a Business Related Claim within thirty days after OSI is made aware of such claim.

         Nothing set forth in this paragraph 8 shall constitute an admission of liability by Adelstein, a waiver of any defenses or claims which Adelstein may assert, or an agreement by Adelstein to defend or indemnify OSI or a basis for the setoff or suspension of any payments due Adelstein under this Agreement.

         OSI represents and warrants to Adelstein that as of the date of this Agreement it has no knowledge, actual or constructive, of any Business Related Claim, as herein defined, or of any other claim which has been or may be asserted against OSI arising out of or in connection with any act or omission of Adelstein.

        9. RELEASES OF CLAIMS AND COVENANT NOT TO SUE.

                  a. Subject to the obligation of OSI to make the payments required in paragraph 3, above, Adelstein for himself and his heirs, executors, administrators, personal representatives, successors and assigns hereby completely and forever releases, discharges and acquits OSI, its subsidiaries, divisions, and affiliated corporations, its or their respective officers (including the officer named in the Litigation), directors, shareholders, agents, employees, successors, and assigns, from any and all claims, demands, damages, actions, causes of action or suits at law or in equity, contract or tort, of whatsoever kind or nature, including, by way of example and not by way of limitation, all claims which Adelstein has,

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had or may have of whatever kind or nature arising out of Adelstein's employment and/or termination of employment with OSI to the date of this Agreement; provided, however, that this release shall not extend to any claim Adelstein may have against OSI resulting from a breach of any of the representations, warranties or covenants made by OSI under this Agreement or to any claim which Adelstein may assert against the directors and/or officers of OSI as a shareholder of OSI derivatively on behalf of OSI with respect to matters occurring after the date of this Agreement. For purposes of this Agreement, "all claims" shall include, without limitation, all claims of any kind, whether known or unknown, anticipated or unanticipated, past or present, or contingent or fixed as of the date of this Agreement. "All claims" shall specifically include but is not limited to the following: (i) claims arising out of Adelstein's employment and/or termination of employment with OSI; (ii) claims and causes of action under the Age Discrimination and Employment Act, the Older Workers' Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Older Benefit Workers Protection Act, the Ohio Civil
Rights Act, and claims under any other federal, state or local law, statute or regulation, dealing with employment; (iii) claims for wrongful or unjust discharge, breach of contract, whether express or implied, promissory estoppel, negligence or intentional conduct; negligence or intentional infliction of emotional distress, defamation, breach of any implied covenant of good faith or fair dealing, at common law or otherwise; (iv) claims for compensation in the nature of wages, salary, bonuses, commissions, director fees, trustee fees, travel and car allowance, fringe benefits, vacation pay, severance pay, back pay, front pay, attorney fees, costs, business or other expenses or otherwise;
(v) claims under Employment Agreement dated December 31, 1983 or any amendment or successor agreement thereto; and (vi) claims set forth in the pending Litigation.

                  b. Adelstein covenants and agrees that he will never institute any claim or charge of employer discrimination with any governmental agency or sue OSI concerning any claims relating to Adelstein's employment and/or termination of employment with OSI.

                  c. OSI, its subsidiaries, divisions and affiliated corporations and Siegal, for himself and his heirs, executors, administrators, personal representatives and assigns, hereby completely and forever release, discharge and acquit Adelstein, his heirs, executors, personal representatives, successors and assigns from any and all claims, demands, causes of action or suits at law or in equity, contract or tort, of whatsoever kind or nature, which OSI and/or Siegal has, had or may have against Adelstein to the date of this Agreement; provided, however, that this release shall not extend to any claim OSI may have as a result of the breach of any of the representations, warranties or covenants made by Adelstein under this Agreement. For purposes of this Agreement "all claims" shall include, without limitation, all claims of any kind, whether known or unknown, anticipated or unanticipated, past or present, or contingent or fixed as of the date of this Agreement.


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         10. DISMISSAL OF PENDING LITIGATION. Subject to the provisions of paragraph 15, Adelstein agrees to dismiss with prejudice the above-mentioned Litigation pending in the Cuyahoga County Court of Common Pleas. Eight (8) days after the execution and delivery of this Agreement, provided the same has not been revoked in writing by Adelstein as provided in paragraph 15, Adelstein agrees to file, or to deliver to counsel for OSI for filing, a judgment entry of dismissal in the form attached as Exhibit "C."

         11. COSTS AND ATTORNEY FEES. Each party shall be responsible for his or its separate costs, expenses, attorneys' fees or otherwise.

         12. CONFIDENTIALITY. The parties agree to maintain the terms and conditions of this Agreement in strict confidence and agree that the terms and conditions of this Agreement shall not be disclosed to third parties who are not a party to this Agreement. Notwithstanding the within, nothing herein shall prevent the parties from furnishing such information to their or its respective attorneys, accountants, or as may be required by court order or pursuant to a judicial summons or subpoena, or in any filings, prospectus, action or reports which may be required by the Securities and Exchange Commission, and/or state securities divisions or bureaus.

         13. ADEA. Adelstein recognizes and understands that, by executing this Agreement, he shall be releasing OSI from any and all claims that he now has, or may have, under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. 621, et seq., as amended ("ADEA"), by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the date of this Agreement.

         14. "CONSIDERATION PERIOD". OSI hereby notifies Adelstein of his right to consult with his chosen legal counsel before signing this Agreement. OSI shall afford, and Adelstein acknowledges receiving, not less than twenty-one
(21) calendar days in which to consider this Agreement to insure that his execution of this Agreement is knowing and voluntary. In signing below, Adelstein expressly acknowledges that he has had at least twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.

         15. "REVOCATION PERIOD"; ADEA. Both OSI and Adelstein agree and recognize that, for a period of seven (7) calendar days following Adelstein's execution of this Agreement, Adelstein may revoke this Agreement as to his release of ADEA claims by providing written notice revoking the same, within the seven (7) day period, to Olympic Steel, Inc., c/o Mr. Michael Siegal, President, 5096 Richmond Road, Bedford Heights, Ohio 44146.

         16. CONFIDENTIAL INFORMATION. Except for information which is already in the public domain, Adelstein shall at all times hold in strictest confidence any and all information which

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was treated as confidential by OSI. Adelstein shall not be deemed to have violated the foregoing covenant based upon the use of knowledge and/or information acquired or accumulated by him in the course of his many years of activity in the steel business and employment by OSI.

         17. COMPROMISE OF DISPUTED CLAIMS. The parties acknowledge and agree that this Agreement is made as part of a compromise of disputed claims. The parties further acknowledge that the acceptance of the terms of this Agreement shall not be construed or deemed to be evidence of any admission of any fact, liability, matter or thing and that OSI continues to deny all claims made by and liability to Adelstein.

         18. COOPERATION. Adelstein covenants and agrees that upon the written request of OSI, he will timely cooperate with OSI with respect to: (a) the provisions of any business information or data reasonably needed by OSI to conduct its business; (b) the defense of any threatened or actual claim made by any customer, supplier, employee or other third party against OSI; (c) he will testify and be available for deposition in any cause as a witness, if necessary; and (d) as may be required to comply with legal process. Adelstein agrees to respond to such other reasonable requests calculated to comply with the terms of this Agreement. Further, the parties agree to execute all documents reasonably approved by their counsel as necessary to effectuate the terms of this Agreement.

         19. NON-DISPARAGEMENT. The parties covenant and agree that neither they nor OSI's executive officers and directors shall make any statements, written or oral, to any third party which disparages, criticizes, discredits or otherwise operates to the detriment of Adelstein and/or OSI, and/or his or its business reputation and/or goodwill.

         20. NON-INTERFERENCE. Adelstein covenants and agrees that from and after the execution of this Agreement and until December 31, 1999, neither he nor any business entity in which he has a financial interest, shall, without the prior written consent of OSI, induce or attempt to induce or solicit any employee or other representative of OSI, or of its subsidiaries, divisions and/or affiliated corporations to terminate his, her or its employment relationship with OSI. It is expressly agreed that the employment of a former employee or representative of OSI by Adelstein or a business entity in which Adelstein has a financial interest more than sixty days after that former employee or representative voluntarily terminates his, her or its employment relationship with OSI shall not be a violation of this Agreement.

         21. INVALIDITY. The parties to this Agreement agree that the invalidity or unenforceability of any one provision or part of this Agreement shall not render any other provisions or parts hereof invalid or unenforceable and that such other provisions or parts shall remain in full force and effect.


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         22. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto, and there are no understandings between the parties other than those specifically and expressly set forth in this Agreement. This Agreement shall not be amended or modified in any manner except upon written agreement by the parties.

         23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. The signature of any party to any counterpart, including any facsimile thereof, may be appended to any other counterpart and when so appended shall constitute an original. The parties further agree that upon request counterparts of this Agreement bearing original signatures (as opposed to facsimile signatures) shall be exchanged.

         24. PRESS RELEASE. Except if required by law, neither party shall issue a press release regarding the terms of this Agreement.

         25. SEC REPORTS. The parties acknowledge that as a holder of more than 5% of the outstanding shares of Common Stock of OSI and as a former director and officer of the Company, Adelstein has and has had various reporting obligations under the Securities Exchange Act of 1934, as amended, pertaining to his ownership of OSI shares. Adelstein agrees that he is solely responsible for filing such reports and has been solely responsible for such reports since August 31, 1997.

         26. GOVERNING LAWS. This Agreement shall be governed and interpreted pursuant to the laws of the State of Ohio.

         27. BINDING EFFECT. This Agreement shall inure to the benefit of not only the parties but their respective heirs, successors, assigns, subsidiaries, affiliates, parents, officers, directors, employees, shareholders, agents, attorneys, and representatives and shall be binding not only upon the parties but also the aforesaid respective privies.

         28. MISCELLANEOUS. The parties hereby acknowledge and agree that:

                  a. The terms and benefits stated herein constitutes sufficient consideration for this Agreement in that there are benefits which they may not have received had they not signed this document; and

                  b. They have VOLUNTARILY and KNOWINGLY signed this Agreement with full understanding of its terms and conditions after first consulting their respective attorneys, Fred J. Arnoff, Esq. and Morlee A. Rothchild, Esq.



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         IN WITNESS WHEREOF, the parties have represented to one another that they have carefully read the foregoing terms of this Agreement, that they know and understand the contents of this Agreement, that they have authority to execute this Agreement, that they have undertaken to sign the same as their own respective free act and deed having declared their intention to be bound contractually by all such terms and conditions, and do hereby execute and deliver this Agreement as of the date appearing below.

WITNESSED BY:

/s/ Jerald L. Goldstein                      /s/ Bruce S. Adelstein
------------------------------------         -------------------------
Jerald L. Goldstein                          Bruce S. Adelstein

/s/ Fred J. Arnoff                           Date:    January 30, 1998
------------------------------------                  ----------------
Fred J. Arnoff
                                                                     "Adelstein"

                                             OLYMPIC STEEL, INC.

/s/ Laura Zick                               By:    /s/ Michael D. Siegel
------------------------------------         -------------------------
Laura Zick                                          Michael D. Siegel, CEO

/s/ Morlee A. Rothchild                      Date:    January 30, 1998
------------------------------------                  ----------------
Morlee A. Rothchild
                                                                           "OSI"

/s/ Laura Zick                               /s/ Michael D. Siegel
------------------------------------         -------------------------
Laura Zick                                   Michael D. Siegel

/s/ Morlee A. Rothchild                      Date:    January 30, 1998
------------------------------------                  ----------------
Morlee A. Rothchild

                                                                        "Siegal"


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